Exhibit 1.1

CORPORATE ACCESS NUMBER

20645318

Alberta
REGISTRIES

BUSINESS CORPORATIONS ACT

CERTIFICATE
OF
CONTINUANCE

TYLER RESOURCES INC.

CONTINUED FROM BRITISH COLUMBIA TO ALBERTA

ON APRIL 6, 1995.


MUNICIPAL AFFAIRS
GOVERNMENT OF ALBERTA

Registrar of Corporations

CORPORATE ACCESS NUMBER: 206453185

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMENDMENT AND REGISTRATION

OF RESTATED ARTICLES

TYLER RESOURCES INC.
AMENDED ITS ARTICLES ON 1999/02/02.

Name/Structure Change Alberta Corporation - Registration Statement

Service Request Number:	896455
Corporate Access Number:	206453185
Previous Legal Entity Name:	TYLER RESOURCES INC.
Previous French Equivalent Name:	
Legal Entity Name:	TYLER RESOURCES INC.
French Equivalent Name:	
Legal Entity Status:	Active
Alberta Corporation Type:	Named Alberta Corporation
Nuans Report Number:	PRE-CONV
Nuans Report Date:	1980/08/05
French Name Nuans Report Number:	
French Name Nuans Report Date:	
Classes Of Shares and any Maximum Number(within each class):	AN UNLIMITED NUMBER OF COMMON VOTING SHARES. AN UNLIMITED NUMBER OF PREFERRED SHARES. SEE ATTACHED SCHEDULE "A".
Restrictions On Share Transfers:	NONE
Minimum Number Of Directors:	3
Maximum Number Of Directors:	7
Restrictions On Business To:	N/A
Restrictions On Business From:	N/A
Other Provisions:	SEE ATTACHED SCHEDULE "B"
Section And Subsection of Act Change Made Under:	167(1)(K)
Directors Issue Shares In Series:	
Professional Endorsement Provided:	
Future Dating Required:	
Amendment Date:	1999/02/02

Annual Returns

File Year	Date Filed
1998	1998/09/15
1997	1997/09/19
1996	

Attachments

Attachment Type	Microfilm Bar Code	Date Recorded
Share Capital	ELECTRONIC	1999/02/02
Other Rules or Provisions	ELECTRONIC	1999/02/02

Registration Authorized By: TYLER RESOURCES INC.
AGENT OF CORPORATION

SCHEDULE "A"
TO THE ARTICLES OF AMENDMENT OF
TYLER RESOURCES INC.

The shares which the corporation is authorized to issue are:

(a) an unlimited number of Common voting shares, the holders of which are entitled:

i) to receive notice of and to attend and vote at all meetings of shareholders, except meetings at which only holders of a specific class of shares are entitled to vote;

ii) to receive any dividend declared by the Corporation on this class of shares; provided that the Corporation shall be entitled to declare dividends on the Preferred shares, or on any such classes of shares without being obliged to declare any dividends on the Common voting shares of the Corporation;

iii) subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive the remaining property of the Corporation upon dissolution in equal rank with the holders of all other Common shares of the Corporation; and

iv) to the rights, privileges and restrictions normally attached to common shares;

(b) an unlimited number of Preferred shares, which as a class, have attached thereto the following:

i) the Preferred shares may from time to time be issued in one or more series, and the Directors may fix from time to time before such issue the number of Preferred shares which is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of Preferred shares including, without limiting the generality of the foregoing, any voting rights, the rate of amount of dividends or the method of calculating dividends, the dates of payment thereof, the terms and conditions of redemption, purchase and conversion if any, and any sinking fund or other provisions;

ii) the Preferred shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation amongst its shareholders for the purpose of winding-up its affairs, be entitled to preference over the voting shares and over any other shares of the Corporation ranking by their terms junior to the Preferred shares of that series. The Preferred shares of any series may also be given such other preferences, not inconsistent with these Articles, over the Common shares and any other such Preferred shares as may be fixed in accordance with clause (b)(i);

iii) if any cumulative dividends or amounts payable on the return of capital in respect of a series of Preferred shares are not paid in

full, all series of Preferred shares shall participate ratably in respect of accumulated dividends and return of capital.

SCHEDULE "B"
TO THE ARTICLES OF AMENDMENT OF
TYLER RESOURCES INC.

The Articles of Incorporation authorize the directors, between annual general meetings, to appoint one or more additional directors of the Corporation to serve until the next annual general meeting, given the number of directors added does not at any time exceed 1/3 of the number of directors who held office at the expiration of the last annual general meeting of the Corporation.

BUSINESS CORPORATIONS ACT
(SECTIONS 181, 261 AND 262)

FORM 11

Alberta

CONSUMER AND CORPORATE AFFAIRS

ARTICLES OF CONTINUANCE

1. NAME OF CORPORATION.	2. CORPORATE ACCESS NO.
[illegible] RESOURCES INC.	20645318

3. THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE.

An unlimited number of Common voting shares.
An unlimited number of Preferred shares.

See attached Schedule "A".

FILED A
FEB [illegible] 1995
Registrar of Corporations
Province of Alberta

FILED
APR - 6 1995
Registrar of Corporations
Province of Alberta

4. RESTRICTIONS IF ANY ON SHARE TRANSFERS.

None.

5. NUMBER (OR MINIMUM AND MAXIMUM NUMBER) OF DIRECTORS.

No fewer than Three (3) and not more than Seven (7).

6. RESTRICTIONS IF ANY ON BUSINESSES THE CORPORATION MAY CARRY ON.

None.

7. IF CHANGE OF NAME EFFECTED, PREVIOUS NAME.

N/A

8. DETAILS OF INCORPORATION.

Incorporated under the British Columbia Company Act on August [illegible], under the name [illegible], changed name to [illegible] RESOURCES INC. on May [illegible], 19[illegible].

9. OTHER PROVISIONS IF ANY.

N/A

[illegible] 00.0252

10. DATE	SIGNATURE	TITLE
[illegible] 24, 1995	[illegible]	Director

FILED

FOR DEPARTMENTAL USE ONLY

CCA-06, 111

SCHEDULE "A"

Attached to and forming part of the

ARTICLES OF CONTINUANCE OF TYLER RESOURCES INC.

ARTICLE 3 - THE CLASSES, AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE:

The shares which the Corporation is authorized to issue are:

(a) an unlimited number of Common voting shares, the holders of which are entitled:

i) to receive notice of and to attend and vote at all meetings of shareholders, except meetings at which only holders of a specific class of shares are entitled to vote;

ii) to receive any dividend declared by the Corporation on this class of shares; provided that the Corporation shall be entitled to declare dividends on the Preferred shares, or on any such classes of shares without being obliged to declare any dividends on the Common voting shares of the Corporation;

iii) subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive the remaining property of the Corporation upon dissolution in equal rank with the holders of all other Common shares of the Corporation; and

iv) to the rights, privileges and restrictions normally attached to common shares;

(b) an unlimited number of Preferred shares, which as a class, have attached thereto the following:

i) the Preferred shares may from time to time be issued in one or more series, and the Directors may fix from time to time before such issue the number of Preferred shares which is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of Preferred shares including, without limiting the generality of the foregoing, any voting rights, the rate of amount of dividends or the method of calculating dividends, the dates of payment thereof, the terms and conditions of redemption, purchase and conversion if any, and any sinking fund or other provisions;

ii) the Preferred shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation amongst its shareholders for the purpose of winding-up its affairs, be entitled to preference over the voting shares and over any other shares of the Corporation ranking by their terms junior to the Preferred shares of that series. The Preferred shares of any series may also be given such other preferences, not inconsistent with these Articles, over the Common shares and any other such Preferred shares as may be fixed in accordance with clause (b)(i);

iii) if any cumulative dividends or amounts payable on the return of capital in respect of a series of Preferred shares are not paid in full, all series of Preferred shares shall participate ratably in respect of accumulated dividends and return of capital.

CANADA
PROVINCE OF BRITISH COLUMBIA

NUMBER
214046

Province of British Columbia
Ministry of Consumer and Corporate Affairs
REGISTRAR OF COMPANIES

COMPANY ACT

Certificate

I HEREBY CERTIFY THAT

CAPOOSE MINERALS INCORPORATED

HAS THIS DAY CHANGED ITS NAME TO THE NAME

TYLER RESOURCES INC.

GIVEN UNDER MY HAND AND SEAL OF OFFICE

AT VICTORIA, BRITISH COLUMBIA,

THIS 26TH DAY OF MAY, 1986

Roberta J. Lowdon

ROBERTA J. LOWDON
DEPUTY REGISTRAR OF COMPANIES

FORM 20
(Section (7))

PROVINCE OF BRITISH COLUMBIA

Certificate of Incorporation No. 214046

COMPANIES ACT

SPECIAL RESOLUTION

The following special resolution was passed by the undermentioned Company on the date stated:

Name of Company: Capoose Mining Incorporated

Date resolution passed: May 25th, 19 81.

[see note (a)] Resolution:

"RESOLVED AS A SPECIAL RESOLUTION that the name of The Company be changed from Capoose Mining Incorporated to CAPOOSE MINERALS INCORPORATED and that the copy of the Memorandum attached as Schedule "A" to this Resolution, is a copy of the Altered Memorandum."

Certified a true copy the 11th day of December, 19 81.

(Signature) Jarl Aa. B. Whist

(Relationship to Company) Solicitor

[NOTE,—
(a) Insert text of special resolution.
(b) See section 1 (1) for definition of "special resolution".]

SCHEDULE "A"

PROVINCE OF BRITISH COLUMBIA

COMPANY ACT

ALTERED MEMORANDUM

of

CAPOOSE MINERALS INCORPORATED

(as altered by Special Resolution dated May 25, 1981)

I wish to be formed into a Company with limited liability under the Company Act in pursuance of this Memorandum.

1. The name of the Company is "CAPOOSE MINERALS INCORPORATED".

2. The authorized capital of the Company consists of TEN MILLION (10,000,000) shares without par value.

CANADA
PROVINCE OF BRITISH COLUMBIA

NUMBER

214046

Province of British Columbia

Ministry of Consumer and Corporate Affairs

REGISTRAR OF COMPANIES

COMPANY ACT

This is a True and Certifiable Copy of an Original Document held by Capoose Minerals Incorporated

[illegible] ......
Signature
Notary Public Alberta

Certificate

I HEREBY CERTIFY THAT

CAPOOSE MINING INCORPORATED

HAS THIS DAY CHANGED ITS NAME TO THE NAME

CAPOOSE MINERALS INCORPORATED

GIVEN UNDER MY HAND AND SEAL OF OFFICE

AT VICTORIA, BRITISH COLUMBIA,

THIS 16TH DAY OF DECEMBER, 1981

F.A. SKINNER
ASST. DEPUTY REGISTRAR OF COMPANIES

ORIGINAL WAS

FILED AND REGISTERED

AUG 5 1980

M. A. Jorre de St. Jorre
REGISTRAR OF COMPANIES

COMPANY ACT

MEMORANDUM

OF

CAPOOSE MINING INCORPORATED

CERTIFIED TRUE COPIES
AUG 5 1980
19__

ASSISTANT DEPUTY REGISTRAR OF COMPANIES
FOR THE PROVINCE OF BRITISH COLUMBIA

I wish to be formed into a Company with limited liability under the Company Act in pursuance of this Memorandum.

1. The name of the Company is "CAPOOSE MINING INCORPORATED"

2. The authorized capital of the Company consists of TEN MILLION (10,000,000) Shares without par value.

3. I agree to take the number and kind of shares in the Company set opposite my name.

FULL NAME, RESIDENT ADDRESS AND OCCUPATION OF SUBSCRIBER	NUMBER, KIND OR CLASS OF SHARES TAKEN BY SUBSCRIBER
Jarl Aa. B. Whist 405 McGill Road KAMLOOPS, B.C. Barrister & Solicitor	One (1) Share Without Par Value
TOTAL SHARES TAKEN:	One (1) Share Without Par Value

Dated at Vancouver, British Columbia, this 29th day of July, 1980.

CANADA
PROVINCE OF BRITISH COLUMBIA

NUMBER
214046

Province of British Columbia
Ministry of Consumer and Corporate Affairs
REGISTRAR OF COMPANIES

COMPANY ACT

Certificate of Incorporation

I HEREBY CERTIFY THAT

CAPOOSE MINING INCORPORATED

HAS THIS DAY BEEN INCORPORATED UNDER THE COMPANY ACT

This is a True and Certifiable Copy of an Original Document held by Capoose Minerals Incorporated

Margaret Nesbitt
Signature
Notary Public Alberta

GIVEN UNDER MY HAND AND SEAL OF OFFICE

AT VICTORIA, BRITISH COLUMBIA,

THIS 5TH DAY OF AUGUST, 1980

L. G. HUCK
DEPUTY REGISTRAR OF COMPANIES